CONSENT OF INDEPENDENT ACCOUNTANTS


      We consent to the use in this Registration Statement of our report, dated January 14, 1994, on the financial statements of Bank of the Potomac included herein and to the reference made to our Firm under the caption "Experts" in the Proxy Statement/Prospectus constituting a part of this Registration Statement.


                                    THOMPSON & GREENSPON & CO., P.C.


Fairfax, Virginia
February 10, 1995